EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Profit Recovery Group International, Inc.:

     We consent to incorporation by reference in the registration statement on Form S-3 of The Profit Recovery Group International, Inc. of our reports dated March 15, 2001, and March 15, 2001, except for the second and third paragraphs of note 2 of the notes to the consolidated financial statements as to which the date is December 14, 2001, relating to the consolidated balance sheets of The Profit Recovery Group International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related financial statement schedule, which reports appear in the December 31, 2000 annual report on Form 10-K and Form 8-K filed on December 17, 2001, respectively, of The Profit Recovery Group International, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in accounting for revenue recognition in 2000 and 1999.



                                    /s/ KPMG LLP
                                    -------------------------------------------
                                    KPMG LLP

Atlanta, Georgia
January 17, 2002


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